EXHIBIT 10.1

SPONSOR SUPPORT AGREEMENT

AMONG

DARLING INTERNATIONAL INC.,

DIAMOND GREEN DIESEL LLC,

and

DIAMOND ALTERNATIVE ENERGY, LLC,
As Lender

Dated as of May 31, 2011

TABLE OF CONTENTS

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SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT, dated as of May 31, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), among DARLING INTERNATIONAL INC., a Delaware corporation (“Darling”), DIAMOND GREEN DIESEL LLC, a Delaware limited liability company (the “Borrower”), and DIAMOND ALTERNATIVE ENERGY, LLC, as Lender (in such capacity, the “Lender”) (under and as defined in the Facility Agreement (as defined below)) .

R E C I T A L S

A. WHEREAS, Diamond Green Diesel LLC, a Delaware limited liability company (the “Borrower”), was formed to engage in the development, construction, ownership, operation and maintenance of a renewable diesel production facility located in Norco, Louisiana (the “Project”);

B. WHEREAS, as of the date hereof, (a) Diamond Green Diesel Holdings LLC, a Delaware limited liability company (the “Pledgor”), owns 100% of the Equity Interests in the Borrower, (b) Darling Green Energy LLC, a Delaware limited liability company (the “Sponsor Holding Company”) owns 50% of the Equity Interests in the Pledgor and (c) Darling owns 100% of the Equity Interests in the Sponsor Holding Company;

C. WHEREAS, in connection with the development, ownership, construction, operation and maintenance of the Project, the Borrower, the Pledgor, and Lender have entered into that certain Facility Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Facility Agreement”);

D. WHEREAS, as contemplated in the Facility Agreement, Darling has agreed to make certain Equity Contributions, directly or indirectly, to the Borrower, to provide working capital to the Borrower in accordance with, and to the extent required by, this Agreement;

E. WHEREAS, it is a condition precedent to the Closing Date that Darling shall have executed and delivered this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS AND TERMS

Section 1.1    Definitions.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Aggregate Base Equity Sponsor Commitment” means an aggregate amount of up to $93.2 million.

“Agreement” has the meaning assigned to that term in the preamble hereto.

“Base Equity Sponsor Contributions” means contributions of capital in the form of equity or Permitted Subordinated Loans, which Darling provides pursuant to Sections 2.1 and 2.2 hereof, directly or indirectly, to the Borrower in amounts up to its Aggregate Base Equity Sponsor Commitment.

“Borrower” has the meaning assigned to that term in the recitals hereto.

“Lender” has the meaning assigned to that term in the recitals hereto.

“Facility Agreement” has the meaning assigned to that term in the recitals hereto.

“Pledgor” has the meaning assigned to that term in preamble hereto.

“Project” has the meaning assigned to that term in the recitals hereto.

“Sponsor Event of Default” has the meaning assigned to that term in Section 6.1.

“Sponsor Holding Company” has the meaning assigned to that term in recitals hereto.

“Termination Date” means the date that is the earlier to occur of (i) the Project Completion Date and (ii) the date on which all Secured Obligations (other than contingent obligations for which no claim has been made) are paid in full and the Commitment has terminated.

“Valero” means Valero Energy Corporation, a Delaware corporation.

“Valero Sponsor Support Agreement” means that certain Sponsor Support Agreement, dated as of the date hereof, among Valero, as the sponsor, the Borrower and Lender, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

Section 1.2    Other Terms and Definitional Provisions.  Capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings ascribed thereto in Exhibit A to the Facility Agreement.  The rules of construction and interpretation set forth in Exhibit B to the Facility Agreement are incorporated herein by reference as if fully set forth herein.  Any reference herein to any agreement shall, unless otherwise indicated herein, be deemed to include a reference to such agreement as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

ARTICLE II
CONTRIBUTION

Section 2.1    Base Equity Sponsor Contributions.

(a) During the period commencing on the Closing Date and ending on the Termination Date, Darling agrees to make Base Equity Sponsor Contributions in an amount not to exceed in aggregate $73.8 million for Base Project Costs from time to time as required, in accordance with and subject to the terms of this Agreement, to enable the Borrower to pay Base Project Costs as they become due and payable (or are reasonably expected to become due and owing in the following thirty (30) days); provided that such Base Equity Sponsor Contributions shall not be required unless Loans are disbursed pro rata simultaneously with the drawing of such Base Equity Sponsor Contributions.

(b) Prior to the Project Completion Date, Darling shall make Base Equity Sponsor Contributions in an amount not to exceed its pro rata share of Working Capital Account Requirement, to be deposited in the Construction Account and transferred to the Working Capital Account as required in Section 1.2 and Section 1.4 of the Cash Management Exhibit attached to the Facility Agreement.

(c) All Base Equity Sponsor Contributions made pursuant to this Section 2.1 shall be deposited in accordance with Section 1.2 and Section 1.4 of the Cash Management Exhibit attached to the Facility Agreement.

Section 2.2    Overrun Equity Contributions.

(a) If at any time, and from time to time, prior to the Termination Date, either (i) the Borrower reasonably determines that it does not have adequate funds (including Contingencies) available to pay Project Costs then due and owing (or reasonably expected to become due and owing within the following thirty (30) days) or (ii) the Lender provides a written certificate to Darling that there are Cost Overruns and that all Contingencies have been exhausted, setting forth in detail a summary of each expenditure, the nature of each expense, the amount thereof and providing supporting documentation, then Darling shall, within five (5) Business Days of the written request of the Borrower or the Lender, (x) make, or cause to be made, Equity Contributions or Permitted Subordinated Loans in cash to the Borrower or (y) pay or cause to be paid directly such Project Costs constituting Cost Overruns, in any case, in the amount equal to its share (50%) of the amount required to pay such Cost Overruns.

(b) Any such Equity Contributions for Cost Overruns made pursuant to Section 2.2(a) shall be either (i) deposited into the Construction Account for application in accordance with Section 1.2 of the Cash Management Exhibit attached to the Facility Agreement or (ii) paid directly to the relevant creditors of the Borrower  to pay Project Costs constituting such Cost Overruns on behalf of the Borrower. Promptly following the date when any Cost Overrun payment is provided pursuant to this Section 2.2, Darling shall provide the Borrower with a written notice setting forth the amount of such Cost Overrun payment, and provide a wire transfer confirmation number or other evidence reasonably satisfactory to the Loan Servicer of such payment. The obligations of Darling under this Section 2.2 are separate and distinct from, and in addition to, the obligations of Darling under Section 2.1.

ARTICLE III
NATURE OF OBLIGATIONS

Section 3.1    Obligations Unconditional.  The parties acknowledge that the Support Obligations are not (and are not in the nature of) a guaranty or suretyship obligation of Darling, and Darling hereby agrees that it shall not benefit from, and shall not raise, any suretyship or similar legal or equitable defenses whatsoever in relation to its obligation to perform, its performance of or its liability for its failure to perform, the Support Obligations.  The Support Obligations are primary, absolute, irrevocable and unconditional irrespective of the validity or enforceability of the Facility Agreement, the other Financing Documents or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any guarantee of or security for any of the Borrower’s obligations under the Financing Documents or the Support Obligations, and, to the fullest extent permitted by Applicable Laws, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 3.1 that the Support Obligations shall be primary, absolute, irrevocable and unconditional under any and all circumstances.  Without limiting the generality of the foregoing, Darling agrees, to the fullest extent of Applicable Law, that:

(a) The occurrence of any one or more of the following shall not alter or impair the rights, remedies, powers and privileges of the Lender under this Agreement, or the liability of Darling for its Support Obligations which shall remain absolute, irrevocable and unconditional as described above:

(i) any modification or amendment (including, without limitation, by way of amendment, extension, renewal or waiver), or any acceleration or other change in the time for payment or performance of the terms of all or any part of the Borrower’s Obligations under the Transaction Documents or the Secured Obligations, or any other agreement or instrument whatsoever relating thereto;

(ii) any release, termination, waiver, abandonment, lapse or expiration, subordination or enforcement of the liability of Borrower under the Transaction Documents or Darling under this Agreement or of any other guarantee of all or any part of the Borrower’s Obligations under the Transaction Documents or the Secured Obligations;

(iii) any application of the proceeds of any guarantee (including, without limitation, any letter of credit or the obligations of any guarantor of all or any part of the Borrower’s Obligations under the Transaction Documents or the Secured Obligations) to all or any part of the Borrower’s Obligations under the Transaction Documents or the Secured Obligations in any such manner as provided or contemplated under the Facility Agreement or otherwise;

(iv) any release of any other Person (including, without limitation, any guarantor with respect to all or any part of the Borrower’s

Obligations under the Transaction Documents or the Secured Obligations) from any personal liability with respect to all or any part of the Borrower’s Obligations under the Transaction Documents or the Secured Obligations;

(v) any settlement, compromise, release, liquidation or enforcement, upon such terms and in such manner as the Lender may determine or as Applicable Laws may dictate, of all or any part of the Borrower’s Obligations under the Transaction Documents or the Secured Obligations or any guarantee of (including, without limitation, any letter of credit issued with respect to) all or any part of the Borrower’s Obligations under the Transaction Documents or the Secured Obligations;

(vi) the giving of any consent to the merger or consolidation of, the sale of substantial assets by, or other restructuring or termination of the corporate existence of the Borrower, Darling, Valero or any other Person or any disposition of any shares of the Borrower by Valero, Darling or any Affiliate of Valero or Darling;

(vii) any proceeding against the Borrower, Valero or Darling or any Affiliate thereof or any guarantor of (including, without limitation, any issuer of any letter of credit issued with respect to) all or any part of the Borrower’s Obligations under the Transaction Documents or the Secured Obligations or any collateral provided by any other Person or the exercise of any rights, remedies, powers and privileges of the Lender under the Financing Documents or otherwise in such order and such manner as the Lender may determine, regardless of whether the Lender shall have proceeded against or exhausted any collateral, right, remedy, power or privilege before proceeding to call upon or otherwise enforce this Agreement;

(viii) the entering into such other transactions or business dealings with the Borrower, Valero, Darling, or any Affiliate of the Borrower or Valero or Darling or any guarantor of all or any part of the Borrower’s Obligations under the Transaction Documents or the Secured Obligations as the Lender may desire;

(ix) any breach (whether intentional or otherwise) by Valero or Darling of any of the Transaction Documents; or

(x) all or any combination of any of the actions set forth in this Section 3.1(a) (Obligations Unconditional).

(b) The enforceability and effectiveness of this Agreement and the liability of Darling in respect of its Support Obligations, and the rights, remedies, powers and privileges of the Lender under this Agreement shall not be affected, limited, reduced, discharged or terminated, and Darling hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising, by reason of:

(i) the illegality, invalidity or unenforceability of all or any part of the Secured Obligations, any other Transaction Document or any other agreement or instrument whatsoever relating to all or any part of the Secured Obligations;

(ii) any disability or other defense with respect to all or any part of the Borrower’s Obligations under the Transaction Documents or the Secured Obligations, including, without limitation, the effect of any statute of limitations that may bar the enforcement of all or any part of the Borrower’s obligations under the Transaction Documents or the Secured Obligations, in each case other than, subject to Section 3.2 hereof, by reason of the full satisfaction and payment of all Secured Obligations or the termination of Darling’s obligations hereunder pursuant to the express terms hereof);

(iii) the illegality, invalidity or unenforceability of any security for or guarantee (including, without limitation, any letter of credit) of all or any part of the Borrower’s Obligations under the Transaction Documents or the Secured Obligations or the lack of perfection or continuing perfection or failure of the priority of any Lien on any Collateral for all or any part of the Borrower’s Obligations under the Transaction Documents or the Secured Obligations;

(iv) the cessation, for any cause whatsoever, of the liability of the Borrower or any other guarantor with respect to all or any part of the Borrower’s Obligations under the Transaction Documents or the Secured Obligations (other than, subject to Section 3.2 hereof, by reason of the full satisfaction and payment of all Secured Obligations or the termination of Darling’s obligations hereunder pursuant to the express terms hereof);

(v) any failure of any Secured Party to marshal assets in favor of the Borrower or any other Person (including any guarantor of all or any part of the Borrower’s Obligations under the Transaction Documents or the Secured Obligations), to exhaust any collateral for all or any part of the Borrower’s Obligations under the Transaction Documents or the Secured Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against Valero, Darling, the Borrower or any guarantor of all or any part of the Borrower’s Obligations under the Transaction Documents or the Secured Obligations (including any issuer of any letter of credit) or any other Person or to take any action whatsoever to mitigate or reduce such or any other Person’s liability under this Agreement, and the Lender shall not be under any obligation to take any such action notwithstanding the fact that all or any part of the Borrower’s Obligations under the Transaction Documents or the Secured Obligations may be due and payable or that the Borrower may be in default of its obligations under any Transaction Document;

(vi) any counterclaim, set-off or other claim that Valero, Darling, the Borrower or any guarantor of all or any part of the Secured Obligations or the Borrower’s Obligations under the Transaction Documents has or claims with respect to all or any part of the Secured Obligations or the Borrower’s Obligations under the Transaction Documents, in each case other than, subject to Section 3.2 hereof, by reason of the full satisfaction and payment of all Secured Obligations or the termination of Darling’s obligations hereunder pursuant to the express terms hereof;

(vii) any failure of the Lender or any other Person to file or enforce a claim in any bankruptcy or other proceeding with respect to Valero, Darling, the Borrower or any other Person;

(viii) any bankruptcy, insolvency, reorganization, winding-up or adjustment of debts, or appointment of a custodian, liquidator or the like of Valero, Darling or the Borrower, or the same or similar proceedings commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any part of the Borrower’s Obligations under the Transaction Documents or the Secured Obligations (or any interest on all or any part of the Borrower’s Obligations under the Transaction Documents or the Secured Obligations) in or as a result of any such proceeding;

(ix) any action taken by the Lender that is authorized by this Article III or otherwise in this Agreement or by any other provision of any Financing Document or other Transaction Document or any omission to take any such action; or

(x) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, other than, subject to Section 3.2 hereof, by reason of the full satisfaction and payment of all Secured Obligations or the termination of Darling’s obligations hereunder pursuant to the express terms hereof.

(c) To the fullest extent permitted by Applicable Law, Darling expressly waives, for the benefit of the Borrower and the Lender, all diligence, presentment, demand for payment or performance, notices of nonpayment or nonperformance, protest, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever and any requirement that the Lender exhaust any right, power or remedy or proceed against the Borrower under the Financing Documents or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Secured Obligations.

(d) Darling irrevocably waives any right to which it may be entitled to require that the Borrower be sued and all claims against the Borrower be completed prior to an action or proceeding being initiated against it under this Agreement.

Section 3.2    Reinstatement.  This Agreement and the Support Obligations shall be automatically reinstated if and to the extent that for any reason any payment made by Darling pursuant to this Agreement is rescinded or must be otherwise restored by the Lender, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and Darling agrees to indemnify the Lender on demand for all reasonable and documented costs and expenses incurred by the Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

Section 3.3    Subrogation.  The parties acknowledge and agree that any payment by Darling pursuant to the provisions of Article II of this Agreement is intended by the parties to represent an advance of a loan to Borrower, in the case of a Permitted Subordinated Loan, or a subscription for equity in the Borrower, in the case of an Equity Contribution, and is not intended to give rise to any subrogation rights whatsoever in relation to the Borrower obligations satisfied directly or indirectly with the proceeds of such payment or otherwise.  Without limitation to the generality of the foregoing, until the indefeasible payment in full of all of the Secured Obligations (other than contingent obligations for which no claim has been made), the expiration or termination of the Commitment, and the satisfaction and payment in full of any outstanding indemnity or payment obligations hereunder, Darling hereby waives to the extent permitted by Applicable Law all rights of subrogation or contribution against the Borrower, if any, whether arising by contract or operation of law or otherwise (including, without limitation, any such right arising under applicable bankruptcy or insolvency law), by reason of (x) any loan or equity contribution by it pursuant to the provisions of Article II above or any other provision of this Agreement, or (y) the issuance, provision or maintenance of any letter of credit, guarantee or other security supporting any obligation of the Borrower.

Section 3.4    Specific Performance.  Darling hereby irrevocably waives, to the extent that it may do so under Applicable Laws, any defense based on the adequacy of a remedy at law which may be asserted as a bar to the remedy of specific performance in any action brought against Darling for specific performance of this Agreement by the Lender, or for its benefit by a receiver, custodian or trustee appointed for the Borrower or in respect of all or a substantial part of the Borrower’s assets under the bankruptcy or insolvency laws of any jurisdiction to which the Borrower or its assets are subject.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

Darling makes the following representations and warranties to the Lender.  Each such representation and warranty shall be deemed made as of the Closing Date, and each Advance Date, as applicable (in all cases, both immediately before and after giving effect to the Advances, if any, being made on such date), except with respect to those representations and warranties which by their express terms relate solely to an earlier date.

Section 4.1    Organization; Power.  Darling is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, which in the case of good standing could reasonably be expected to materially and adversely affect its ability to perform its obligations hereunder.  Darling is duly registered or qualified in all other jurisdictions where the nature of its property or character of its business requires such registration or qualification. Darling has all requisite power and authority under the laws of its respective jurisdiction of organization, and has all material governmental licenses, authorizations, consents and approvals, necessary (i) to own its properties related to the Project, (ii) to carry on its business as contemplated in the Transaction Documents to which it is a party and (iii) for the execution, delivery or performance by Darling of this Agreement and for the validity or enforceability hereof.

Section 4.2    Authorization; Enforceability.  The execution, delivery and performance by Darling of each Transaction Document to which it is a party has been duly authorized by all necessary corporate or limited liability company action of Darling.  This Agreement has been duly executed and delivered by Darling and this Agreement constitutes the valid and binding obligation of Darling and is enforceable against Darling, in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (whether considered in a proceeding in equity or at law).

Section 4.3    Approvals and Consents.  No material consents or approvals of any persons or entities, governmental or otherwise, are required to be obtained by Darling which have not been obtained or which are not in full force and effect with respect to the execution and delivery of this Agreement by Darling, or the performance by Darling of the transactions contemplated hereby.

Section 4.4    No Conflict.  The execution, delivery and performance of this Agreement by Darling does not, and the consummation by Darling of the transactions contemplated hereby, will not (i) violate or conflict with any provision of the charter or by-laws of Darling or other organizational documents of Darling; (ii) violate, conflict with, result in a breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of notice, modification, payment, termination, cancellation or acceleration) under any of the terms, conditions or provisions of any material contractual obligation to which Darling is a party or by which it or any of its properties or assets may be bound which could materially and adversely affect its ability to perform its obligations hereunder or (iii) result in the creation of any Lien upon any of the assets or properties of Darling in violation of the Financing Documents or (iv) violate any order, writ, judgment, injunction, decree, law, statute, rule or regulation or other similar authoritative matter applicable to Darling.

Section 4.5    Proceedings.

As of the date hereof, there are no actions, suits or proceedings pending or, to the knowledge of Darling, threatened against or affecting Darling or any of its material property in any court or other Governmental Authority or before any arbitrator which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect.

Section 4.6    Compliance with Laws.

Darling is in compliance in all respects with all Applicable Laws and has complied in all respects with each Required Approval obtained by it that is necessary to be in effect at such time for the implementation of the Project (except, in each case, such non-compliance that could not reasonably be expected to result in a Material Adverse Effect).

ARTICLE V
COVENANTS

Darling covenants and agrees with the Lender as follows:

Section 5.1    Notice of Certain Occurrences.  Promptly upon obtaining knowledge thereof, Darling shall furnish to the Lender, written notice, including any details of any Potential Event of Default or Event of Default with respect to Darling.

Section 5.2    Legal Existence.

(a) Darling shall preserve and maintain (i) its legal existence and (ii) all of its rights, privileges and franchises, if any, necessary for the operation of its business and the maintenance of its existence, except where failure to do so could not be reasonably be expected to materially and adversely affect its ability to perform its obligations hereunder.

(b) Notwithstanding the foregoing clause (a) any Person may merge with Darling so long as the surviving entity, if other than Darling, (i) then has at least the same credit rating as Darling, (ii) assumes, pursuant to the terms of such transaction, each of the obligations of Darling under the Transaction Documents and (iii) such assumption is evidenced by an agreement executed and delivered to Lender prior to or concurrently with the consummation of such transaction in a form reasonably satisfactory to the Lender.

Section 5.3    Compliance.  Darling shall comply with all Applicable Laws, Governmental Judgments and all contractual obligations binding on Darling, except where failure to do so could not be reasonably be expected to materially and adversely affect its ability to perform its obligations hereunder.

Section 5.4    Bankruptcy.  Darling shall not take any action to cause the dissolution or bankruptcy of the Pledgor or the Borrower.

ARTICLE VI
EVENTS OF DEFAULT

Section 6.1    Sponsor Events of Default.  The occurrence of any of the following events shall constitute an event of default hereunder (a “Sponsor Event of Default”):

(a) Darling shall fail to make any equity contribution or Permitted Subordinated Loan required by Sections 2.1 or 2.2 when due and such failure continues unremedied for a period of 5 days.

(b) Darling shall fail to perform or observe any term, covenant or agreement under this Agreement (other than those described in Section 6.1(a)), and such failure continues unremedied for 30 days.

ARTICLE VII
MISCELLANEOUS

Section 7.1    Amendment, Waiver, Etc.  Any provision of this Agreement may be amended, modified, supplemented or waived if, and only if, such amendment, modification, supplement or waiver is in writing and signed, in the case of an amendment, modification or supplement, by each party hereto and Darling, or, in the case of a waiver, by the party against whom the waiver is to be effective and Darling.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  Any consent to a departure by any party of the terms and provisions of this Agreement shall not be effective unless such consent is in writing and signed by each party hereto and Darling.

Section 7.2    Force Majeure.  For the avoidance of doubt, all obligations of Darling hereunder shall be considered obligations to pay money when due. No Event of Force Majeure shall excuse any breach by Darling to fulfill any of the obligations under this Agreement.

Section 7.3    Separate Undertakings.  Without limiting the generality of any of the foregoing provisions of this Agreement, Darling irrevocably waives, to the fullest extent permitted by Applicable Law and for the benefit of, and as a separate undertaking with, the Lender, any defense to the performance of this Agreement which may be available to Darling as a consequence of this Agreement being rejected or otherwise not assumed by the Borrower or any trustee or other similar official for the Borrower or for any substantial part of the property of the Borrower, or as a consequence of this Agreement being otherwise terminated or modified, in any proceeding seeking to adjudicate the Borrower bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, protection, relief or composition of the Borrower or the debts of the Borrower under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors, whether such rejection, non-assumption, termination or modification be by reason of this Agreement being held to be an executory contract or by reason of any other circumstance other than payment and performance in full.  If this Agreement shall be so rejected or otherwise not assumed, or so terminated or modified, Darling agrees for the benefit of, and as a separate undertaking with, the Lender, that it will be unconditionally liable to pay or to cause to be paid to the Lender, an amount equal to each payment which would otherwise be payable by Darling, or by such party that Darling would have caused to make payment, under or in connection with this Agreement if this Agreement were not so rejected or otherwise not assumed or were otherwise not so terminated or modified, such amount to be payable to the Lender, at the address set forth in Section 7.13 or otherwise in accordance with the instructions of the Lender, as and when such payment would otherwise be payable hereunder and such amount to be applied as such payment.

Section 7.4    Remedies.  No remedy herein conferred upon or reserved to any party is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall, to the extent permitted by Applicable Law, be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute.  In order to entitle any party to exercise any remedy reserved to it in this

Agreement, it shall not be necessary to give any notice, other than such notice as may be expressly required by this Agreement.  The failure of Valero to comply with its obligations under the Valero Sponsor Support Agreement shall not in any way affect or limit the obligations of Darling hereunder.

Section 7.5    Enforcement Action.  At any time when an Event of Default has occurred and is continuing, the Lender may, in addition to proceeding in its own name, or otherwise, proceed to protect and enforce the rights of the Borrower under this Agreement by suit in equity, action at law or other appropriate proceedings, whether for the specific performance of any covenant or agreement contained in this Agreement or otherwise, and whether or not Darling shall have complied with any of the provisions hereof or proceeded to take any action authorized or permitted under Applicable Law.  Each and every right and remedy of the Lender shall, to the extent permitted by Applicable Law, be cumulative and shall be in addition to any other remedy given hereunder or under the Facility Agreement or any other Financing Document now or hereafter existing at law or in equity or by statute.

Section 7.6    Termination.  This Agreement shall terminate and be of no further force and effect on or after the Termination Date, provided that Sections 3.2 and 3.4 and this Article VII shall survive the Termination Date.

Section 7.7    Expenses.  Darling will upon written demand pay to the Lender any and all reasonable and documented out-of-pocket expenses, including reasonable and documented out-of-pocket attorneys’ fees and expenses, which the Lender may incur in connection with the exercise or enforcement of any of the rights of the Lender hereunder.

Section 7.8    Assignment.  No party hereto may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

Section 7.9    Entire Agreement.  This Agreement, together with the Facility Agreement and other Financing Documents, contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

Section 7.10    Parties in Interest.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.  Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Darling, the Borrower,  and the Lender (or their respective successors) any rights or remedies under or by reason of this Agreement.

Section 7.11    Counterparts.  This Agreement and any amendments hereto may be executed in one or more counterparts, each of which shall be deemed to be an original by the parties executing such counterpart, but all of which shall be considered one and the same instrument.  Delivery of an executed counterpart of this Agreement by telecopy or email or other electronic means (including a .pdf or .tif file) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 7.12    Section Headings.  The section and paragraph headings and table of contents contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

Section 7.13    Notices.  All notices or other communications hereunder shall be given in accordance with Section 9.1 of the Facility Agreement.

Section 7.14     Governing Law, Consent to Jurisdiction.  This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the law of the State of New York (without giving effect to its conflict of laws principles (except Section 5-1401 of the New York General Obligations Law).

By execution and delivery of this Agreement, each party hereto irrevocably and unconditionally:

(a) submits for itself and its Property in any legal action or proceeding against it arising out of or in connection with this Agreement or any other Financing Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of (i) the courts of the United States of America in and for the Southern District of New York; (ii) any other federal court of competent jurisdiction in any other jurisdiction where it or any of its property may be found; and (iii) appellate courts from any of the foregoing;

(b) consents that any such action or proceeding may be brought in or removed to such courts, and waives any objection, or right to stay or dismiss any action or proceeding, that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in Section 7.13 or at such other address that it shall notify the other parties hereunder;

(d) agrees that nothing herein shall (i) affect the right of any party hereto to effect service of process in any other manner permitted by law or (ii) limit the right of any party hereto to commence proceedings against or otherwise sue another party or any other Person in any other court of competent jurisdiction nor shall the commencement of proceedings in any one or more jurisdictions preclude the commencement of proceedings in any other jurisdiction (whether concurrently or not) if, and to the extent, permitted by the Applicable Laws; and

(e) agrees that judgment against it in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction within or without the U.S. by suit on the judgment or otherwise as provided by law, a certified or exemplified copy of which judgment shall be conclusive evidence of the fact and amount of Darling’s obligation.

Section 7.15    Waiver of Jury Trial.  Each party hereto hereby knowingly, voluntarily, and intentionally waives any rights it may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with, this Agreement or any other Financing Document, or any course of conduct, course of dealing, statements (whether verbal or written), or actions of the borrower.  This provision is a material inducement for each party to enter into this Agreement and the other Financing Documents.

Section 7.16    Severability.  In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, this Agreement has been signed on behalf of each of the parties hereto as of the date first written above.

DIAMOND GREEN DIESEL LLC

By:	/s/ John F. Sterling
	Name:	John F. Sterling
	Title:	Secretary

DARLING INTERNATIONAL INC.

By:	/s/ John O. Muse
	Name:	John O. Muse
	Title:	Executive Vice President, Finance and Administration

ACKNOWLEDGED, ACCEPTED AND AGREED:

DIAMOND ALTERNATIVE ENERGY, LLC

By:	/s/ Michael S. Ciskowski
	Name:	Michael S. Ciskowski
	Title:	EVP & CFO

Signature Page to Sponsor Support Agreement
(Darling)